Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
LIME ENERGY CO.
ARTICLE I
OFFICES
     Section 1. Registered Office and Agent. The registered office of Lime Energy Co. (the “Corporation”) in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of Newcastle. The name of the Corporation’s registered agent at such address shall be Corporation Trust Corporation. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.
     Section 2. Principal Office. The principal office of the Corporation may be, within or without the State of Delaware, as the board of directors may from time to time designate or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
     Section 1. Annual Meetings. The annual meeting of the stockholders shall be held at such time and place and on such date in each year, within or without the State of Delaware, as may be determined by the board of directors and as shall be designated in the notice of the meeting.
Section 2. Business to be Conducted at Annual Meeting.
     (a) At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the board of directors or a designated committee thereof or (iii) by any holder of any shares of capital stock of the Corporation who is a holder of record at the time of giving of the notice provided for in the by-laws, who shall be entitled to vote at such annual meeting who complies with the notice procedures set forth in this Section 2.
     (b) For business to be properly brought before an annual meeting pursuant to Section 2(a)(iii) of these by-laws, notice in writing must be delivered or mailed to the Secretary of the Corporation and received at the principal offices of the Corporation not less than [90] days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. In no event shall a public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the by-laws of the Corporation, the text of the proposed amendment); (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation’s stock which are owned beneficially and of record by such stockholder and by such beneficial owner, if any, on whose behalf the proposal is made; (iv) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (v) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.
     (c). Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in these by-laws. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of these by-laws; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these by-laws. Nothing in these by-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 2 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act. The foregoing notice requirements of this Section 2 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange

Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
     Section 3. Special Meetings. Special meetings of the stockholders shall be held at such time and place and on such date in each year, within or without the State of Delaware, as may be determined by the person or persons calling the meeting and as shall be designated in the notice of the meeting. Special meeting of the stockholders may be called by the board of directors, the Chairman of the board of directors (sometimes hereafter in these by-laws, the “Chairman”) or the President and shall be called by the Chairman, the President or the Secretary at the request in writing of stockholders owning at least one-fifth of the issued and outstanding shares of capital stock of the Corporation entitled to vote. Calls for such meetings shall specify the purposes thereof and no business other than that specified in the call shall be considered at any special meeting.
     Section 4. Notice of Meetings and Adjourned Meetings. Unless waived as provided below, and except as provided in Section 230 of the General Corporation Law of the State of Delaware (“DGCL”), not less than ten nor more than 60 days before any stockholders’ meeting, the Chairman, the Chief Executive Officer or the Secretary shall give each stockholder entitled to vote at the meeting written notice of the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be mailed to each stockholder at his address as it appears on the Corporation’s records; however, each stockholder may consent to receiving electronic delivery of notice of the meetings, subject to the limitations found in Section 232 of the DGCL. When a meeting is adjourned to another time or place, notice need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for a period of more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. Except as otherwise expressly provided by statute, no publication of any notice of a stockholders’ meeting shall be required. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or pursuant to these by-laws. Any waiver of notice of a meeting may be given by electronic transmission in the manner set forth in Section 229 of the DGCL.
     Section 5. Quorum. Except as otherwise provided by law or the Certificate of Incorporation the presence, in person or by proxy, of the holders of record of a majority of the shares of the capital stock of the Corporation then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these by-laws to be authorized as taken by the holders of a designated proportion of a particular class or series of shares may be authorized or taken by a lesser proportion and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and, except as otherwise provided by law or the Certificate of Incorporation the affirmative vote of a majority of shares of such class, so present shall be the act of such class. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present, in person or by proxy and entitled to vote, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting as originally called, may be transacted.

     Section 6. Organization. Meetings of the stockholders shall be presided over by the Chairman or if he is not present, by the Chief Executive Officer or, if neither the Chairman nor the Chief Executive Officer is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting of the stockholders but, if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present thereat to act as secretary of the meeting.
     Section 7. Voting. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Sections 4 and 5 of Article VI of these by-laws, at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at the meeting shall have one vote, in person or by proxy, for each share of stock having voting rights held by the stockholder. Any stockholder entitled to vote may do so either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by the stockholder’s attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. Except as otherwise required by law, the Certificate of Incorporation or these by-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders present, in person or by proxy, at the meeting and entitled to vote, a quorum being present. Unless otherwise provided in the Certificate of Incorporation, voting at all elections for directors need not be by ballot and shall not be cumulative. Written ballots and proxies include those submitted electronically as set forth in Section 211(e) of the DGCL.
     Section 8. Voting of Shares by Certain Holders.
     (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of the other corporation may prescribe, or, in the absence of an appropriate provision, a the board of directors of the other corporation may determine.
     (b) Shares standing in the name of a deceased person may be voted by the decedent’s administrator or executor. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by such fiduciary without a transfer of such shares into the fiduciary’s name.
     (c) Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without transfer thereof into the receiver’s name if the authority so to do is contained in an appropriate order of the court by which the receiver was appointed.
     (d) A stockholder whose shares are pledged shall be entitled to vote the pledged shares unless, in the transfer by the pledgor on the Corporation’s books, the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee may vote thereon.
     (e) Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that nothing herein shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.
     (f) If shares are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing such persons or creating the relationship so providing, their acts with respect to voting shall have the following effect:
(1)	if only one votes, the voter’s act binds all;

(2)	if more than one vote, the act of the majority so voting binds all;

(3)	if the vote is evenly split, each faction may vote on the stock proportionately unless otherwise ordered by a court pursuant to the laws of the State of Delaware.
     If an instrument showing that tenancy is held in unequal shares is filed with the Secretary, a majority or even-split shall be determined by interest.
     Section 9. List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger, at least ten days before the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of the business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof for inspection by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonable accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as required by law, the list of stockholders shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders as required by this Section 9 or vote in person or by proxy at any meeting of stockholders.
     Section 10. Inspectors. At any meeting of the stockholders the chairman of the meeting may, or upon the request of any one or more stockholders or proxies holding or representing not less than ten percent of the outstanding shares shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do all such other acts as are proper to conduct the election and voting with impartiality and fairness. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. No person who is a candidate for an office at an election may serve as an inspector at such election.
     Section 11. Informal Action by Stockholders. Except as otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.
ARTICLE III
DIRECTORS
     Section 1. Power, Number, Election and Term of Directors. Except as otherwise provided by law or the Certificate of Incorporation, the property, affairs and business of the Corporation shall be managed by its board of directors, which shall be comprised of no less than three (3) and no more than twelve (12) persons. The exact number of directors within the maximum and minimum limitations specified herein may be fixed from time to time by resolution of a majority of the board of directors then in office or by the stockholders at the annual meeting of stockholders. Directors shall be elected at the annual meeting of the stockholders and each such director shall be elected to serve for one year and until the director’s successor is elected and qualified, subject to the director’s earlier death, resignation or removal. The directors shall have power, from time to time and at any time when the stockholders as such are not assembled in a meeting, to increase or decrease their own number by a resolution to these by-laws.. Subject to the aforementioned rights if the number of directors is increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next meeting of the stockholders, the additional directors shall be elected by the stockholders. Directors need not be stockholders of the Corporation.
     Section 2. Failure to Elect Directors at Annual Meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. At such meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting.
     Section 3. Nomination of Directors
     (a) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the board of directors may be made at a meeting of stockholders (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 3, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.
     (b) Nominations by stockholders shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the principal office of the Corporation (i) in the case of an annual meeting, not less than [90] days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which directors are to be elected, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In the case of a special meeting of stockholders at which directors are to be elected, stockholders may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, the name and address, as they appear on the Corporation’s books, of such stockholder and the class and number of shares of the Corporation’s stock which are owned, beneficially and of record, by such stockholder; (iii) as to any beneficial owner on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Corporation’s stock which are beneficially owned by such person; (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (v) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination.. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
     (c) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these by-laws. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Section 3; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. The foregoing notice requirements of this Section 3 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a nomination at a meeting of stockholders in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this Section 3 shall be deemed to affect (i) any rights of stockholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
     Section 4. Chairman. The directors shall have power to elect a Chairman of the board of directors, which Chairman shall preside at all meetings of the board of directors and all stockholder meetings. The Chairman shall assist the Chief Executive Officer with the coordination and establishment of the schedule and agenda for each board meeting and annual stockholders meeting; and, the schedule and agenda for each committee meeting. The Chairman shall not be deemed to be an employee nor an executive officer of the Corporation and shall not be responsible for the day-to-day business and affairs of the Corporation. The board of directors may combine the office of Chairman with the Chief Executive Officer from time to time at the discretion of the board of directors and via formal resolution.
     Section 5. Quorum. A majority of the members of the board of directors in office shall constitute a quorum for the transaction of business; provided however, a majority of directors then in office shall constitute a quorum for filing a vacancy on the board. If at any meeting of the board of directors a quorum shall not be present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum have been obtained.

     Section 6. Vacancies. In case one or more vacancies shall occur in the board of directors by reason of death, resignation or otherwise, except insofar as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may by a vote of the majority of the directors then in office elect a successor or successors for the unexpired term or terms.
     Section 7. Meetings. Meetings of the board of directors, annual, regular and special shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the board of directors or as may be specified in the notice of meeting. Regular meetings of the board of directors shall be held at such time as may from time to time be fixed by resolution of the board of directors, and no notice (other than the resolution) need be given as to any regular meeting. Special meetings may be held at any time upon the call of the Chairman, the President, any Vice President or the Secretary, or any two directors, by telephonic, telegraphic or written notice duly served on or sent or mailed to each director not less than 2 days before the meeting. An annual meeting of the board of directors may be held without notice immediately after, and at the same place as, the annual meeting of the stockholders. Meetings may be held at any time without notice if all the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.
     Section 8. Attendance by Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or by the policies of the national exchange of which the Corporation’s common stock is listed at that time, members of the board of directors or of any committee designated by the board may participate in a meeting of the board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear, and communicate with, each other. Participation in any meeting by such means shall constitute presence in person at such meeting.
     Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward his written dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.
     Section 10. Committees. The board of directors shall designate an Audit Committee, a Compensation Committee and a Governance and Nominating Committee, each of which will consist of one or more directors of the Corporation and each of which shall be governed by a separate charter, independent of these by-laws, approved by the board of directors. The board of directors may, in its discretion, by the affirmative vote of a majority of the whole board, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether he, she or they constitute a quorum may, unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member. Except as otherwise provided by law or these by-laws any committee, to the extent provided by resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation. No committee shall have or exercise the powers and authority of the board of directors with respect to filing vacancies among the directors or in any committee of the directors, amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the by-laws, or, unless the resolution of the board of directors expressly so provides, declaring a dividend or authorizing the issuance of stock. A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any committee.
     Section 11. Dividends and Reserves. Subject to the laws of the State of Delaware and the Certificate of Incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders. The division of the whole or any part of funds legally available shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. The board of directors may set apart out of funds legally available for the payment of dividends a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment and discretion, increase, abolish, diminish and vary any reserve or reserves so set apart.
     Section 12. Removal of Directors. At any duly called and held special meeting of the stockholders, any director or directors may, by the affirmative vote of the holders of the majority of shares of stock outstanding and entitled to vote in an election of directors, be removed from office, either with or without cause; provided, however, that, if the stockholders of the Corporation are entitled under the provisions of the Certificate of Incorporation to exercise cumulative voting rights in the election of directors, then no removal shall be effective if the holders of that proportion of the shares of stock outstanding and entitled to vote for an election of directors as could elect to the full board as then provided by these by-laws the director or directors sought to be removed shall vote against removal. The successor or successors to any director or directors so removed may be elected by the stockholders at the meeting at which removal was effectuated. The remaining directors may, to the extent vacancies are not filled by election by the stockholders, fill any vacancy or vacancies created by the removal.
     Section 13. Informal Action. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of the committee, as the case my be, and such written consent is filed with the minutes of proceedings of the board or the committee.

ARTICLE IV
WAIVER OF NOTICE
     Whenever, by law, the Certificate of Incorporation or these by-laws, notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the date of the meeting, shall be deemed equivalent to notice. Attendance of a person at a meeting of the stockholders, the board of directors or any committee designated by the board of directors shall constitute a waiver of notice of the meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or any committee designated thereby need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these by-laws.
ARTICLE V
OFFICERS
     Section 1. Number. At its first meeting of the fiscal year, the board of directors shall elect a Chief Executive Officer, Chief Financial Officer, Treasurer and a Secretary and, from time to time, may elect a Chairman of the Board of Directors, one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and other officers, agents and employees as it may deem proper. Unless the Certificate of Incorporation otherwise provides, any number of offices may be held by the same person.
     Section 2. Election, Term and Removal. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at that meeting, such election shall be held as soon thereafter as conveniently may be. The term of office of each officer shall be one year and until the officer’s successor is elected subject to the officer’s earlier death or resignation, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the board of directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.
     Section 3. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation as the senior executive officer of the Corporation. The Chief Executive Officer shall have the authority to sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which require the Chief Executive Officer’s signature, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some of the officers or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of the

Corporation and such other duties as may be prescribed by the board of directors from time to time.
     Section 4. The Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall, subject to the direction and control of the board of directors and the Chief Executive Officer, in general supervise and control all of the financial operations of the Corporation. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the board may designate the Chief Financial Officer to perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Chief Financial Officer may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which require the Chief Financial Officer’s signature, except in case where the execution thereof shall be expressly delegated by the board of directors or by then by-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. In general, the Chief Financial Officer shall perform all duties incident to the office of chief Financial officer of the Corporation and such other duties as may be prescribed from time to time by the board of directors or the Chief Executive Officer.
     Section 5. Vice Presidents. Each Vice President shall perform such other duties as from time to time may be assigned to the Vice President by the Chairman, the Chief Executive Officer or the board of directors. The authority of Vice Presidents to sign in the name of the Corporation certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments shall be determined and fixed by the Chairman, Chief Executive Officer or the board of directors.
     Section 6. Treasurer. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the board of directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be elected in accordance with the provisions of these by-laws. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman, the Chief Executive Officer or the board of directors,
     Section 7. Secretary. The Secretary shall: (a) keep records of corporate action, including the minutes of meetings of the stockholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, (e) sign, with the Chairman, the Chief Financial Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman, the Chief Executive Officer or the board of directors.
     Section 8. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The Assistant Secretaries as thereunto authorized by the board of directors may sign, with the Chairman, the Chief Executive Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The Assistant Treasurers and Assistant Secretaries in general shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, Chief Executive Officer or the board of directors.
ARTICLE VI
CAPITAL STOCK
     Section 1. Certificates of Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered into the books of the Corporation and registered as they are issued.
     Section 2. Execution and Issuance of Certificates of Stock. Every holder of stock represented by certificates shall be entitled to have a certificate signed by the Chairman of the board of directors or the Treasurer and by a Vice President or the Secretary and be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. If any stock certificate is signed by a transfer agent or a registrar, other than the Corporation or its employees, the signatures of the Chairman, the Treasurer, a Vice President or the Secretary upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed, or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issuance. The Corporation shall not have the power to issue a certificate in bearer form.
     Section 3. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the board of directors, shares of stock may be transferred only on the books of the Corporation, in the case of certificated shares, the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require, and in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner of uncertificated shares in such form as the Corporation or its transfer agent may reasonably require.
     Section 4. Fixing the Date for Determination of Stockholders. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights, in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. To determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix in advance a record date, which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. No record date shall precede the date upon which the resolution fixing such date is adopted by the board of directors. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.
     Section 5. Failure to Fix Record Date. If no record date is fixed in accordance with Section 4 of this Article VI:
(a)	The record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)	The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to the place where the proceedings of the Corporation are recorded and the custodian of such proceedings. When prior action by the board of directors is required by law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
     Section 6. Lost, Stolen or Destroyed Stock Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate or uncertificated shares may be issued in place thereof, upon such terms as the board of directors may prescribe including the requirement that a bond be delivered to the Corporation upon such terms and secured by such surety as the board shall deem fit.
     Section 7. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of all shares of stock.

     Section 8. Examination of Books by Stockholders. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose, and to make copies an extracts the accounts, books and documents of the Corporation in accordance and to the extent allowed under Section 220 of the DGCL.
ARTICLE VII
INTEREST OF DIRECTORS OR OFFICERS
IN CERTAIN TRANSACTIONS
     Section 1. Action or Criteria Required. No contract or transaction between the Corporation, and one or more of its directors or officers, and no contract or transaction between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because the vote of an interested directors is counted for such purpose, if:
(1)	the material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)	the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)	the contract or transaction is fair as to the Corporation as to the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.
     Section 2. Effect of Quorum. Common or interested directors may be counted in determining the presence of a quorum at any meeting of the board of directors or of a committee thereof.
ARTICLE VIII
INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 1. Right to Indemnification. (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (“Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such Covered Person.;. The Corporation shall not be required to indemnify a Covered Person in connection with a proceeding initiated by such Covered Person, including a counterclaim or cross- claim, unless the proceeding was authorized by the board of directors of the Corporation.
     (b) For purposes of this Article VIII: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (iv) any reference to serving at the request of the Corporation as a director or officer of a partnership or trust shall include service as a partner or trustee; and (v) a Covered Person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VIII.
     Section 2. Prepayment of Expenses. The Corporation shall pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received an undertaking by the Covered Person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise.
     Section 3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or prepayment of expenses under this Article VIII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
     Section 4. Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 5. Other Indemnification. The Corporation’s obligation, if any, to indemnify any a Covered Person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such Covered Person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.
     Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE IX
FISCAL YEAR
     The fiscal year of the Corporation shall be as determined by the board of directors of the Corporation. In the absence of such determination, the fiscal year of the Corporation shall be the calendar year.
ARTICLE X
CORPORATE SEAL
     The board of directors may provide a suitable seal, including duplicates thereof, containing the name of the Corporation.
ARTICLE XI
AMENDMENTS
     These by-laws may be altered, amended or repealed, and new by-laws may be adopted , not inconsistent with any provision of law or the Certificate of Incorporation by: (i) the affirmative vote of a majority of the whole board of directors at any meeting therefor, subject to the power of stockholders to alter or repeal the by-laws or, (ii) if the power to make, amend, alter or repeal the by-laws shall not have been granted to the board of directors in the Certificate of Incorporation, by the affirmative vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at any annual or special meeting and entitled to vote thereat, a quorum being present. Notice of this proposal to make, alter, amend or repeal the by-laws of the Corporation shall be included in the notice of such meeting of the board of directors or of the stockholders, as the case may be.

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